Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-164784) of our report dated July 31, 2014, relating to the consolidated financial statements of China Ceramics Co., Ltd. and its subsidiaries (collectively the “Company”), which appears in this Annual Report on Form 20-F.

/s/ Crowe Horwath (HK) CPA Limited

Hong Kong, China

July 31, 2014